UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    June 28, 2002

J BIRD MUSIC GROUP LTD.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA (State or other jurisdiction of Incorporation)	000-24449 (Commission File Number)	06-1411727 (IRS Employer ID No.)

396 Danbury Road, Suite 301
Wilton, Connetticut  06897
(203)  761-9393
(Address and Telephone Number of Registrant's Principal
Executive Offices and Principal Place of Business)

Not Applicable
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.     OTHER EVENTS.

Effective September 20, 2002, Henry Val became our CEO, President, Treasurer and a director. Hope Trowbridge resigned her position as our President and Treasurer. She remains our director.

As a condition of his employment with us, Mr. Val received 2,500,000 options to purchase our common stock at $.10 per share. Mr. Val has subsequently exercised such options to purchase the 2,500,000 shares. Therefore, Mr. Val currently owns 2,900,000 shares or 31.82% of our common stock.

Effective September 20, 2002, Douglas McCaskey converted debt owed to him into 3,000,000 of our common shares. Therefore, Mr. McCasky presently beneficially owns 3,576,000 of our common shares or 39.24%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this report on the Registrant's behalf.

J BIRD MUSIC GROUP LTD.

By:	/s/ Henry Val HENRY VAL CEO, President, Treasurer and Director

Dated:   September 20, 2002